Exhibit 99.1

Joint Filer Information

Name:  TL Ventures III L.P.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures III L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  January 24, 2006

Name:  TL Ventures III Manager LLC
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures III L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  January 24, 2006

Name:  TL Ventures III Offshore Partners L.P.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures III L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  January 24, 2006

Name:  TL Ventures III Offshore Ltd
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures III L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  January 24, 2006